Exhibit 107
Calculation of Filing Fee Tables
S-3
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	1	Debt	6.125% Guaranteed Notes due 2031	457(r)	$300,000,000		$300,000,000	0.0001531	$45,930.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts:					$300,000,000		$45,930.00

		Total Fees Previously Paid:							0.00

		Total Fee Offsets:							0.00

		Net Fee Due:							$45,930.00

Fee Note # (see instructions)	Fee Note text (10,000-character limit)
1	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form
S-3,
filed with the Securities and Exchange Commission on February 28, 2023 (File
No. 333-270133),
was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses

Note #	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Prospectus
Narrative Disclosure

Additional Narrative Disclosure (10,000-character limit)
The maximum aggregate amount of the securities to which the prospectus relates is $300,000,000. The prospectus is a final prospectus for the related offering.

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